Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 No. 333-198215, filed on August 18, 2014) of Extra Space Storage Inc.,

Registration Statement (Form S-3 No. 333-198194, filed on August 15, 2014) of Extra Space Storage Inc.,

Registration Statement (Form S-3 No. 333-190928, filed on August 30, 2013) of Extra Space Storage Inc.,

Registration Statement (Form S-3 No. 333-176296, filed on August 12, 2011) of Extra Space Storage Inc.,

Registration Statement (Form S-8 No. 333-157559, filed on February 27, 2009) pertaining to the Extra Space Management, Inc. 401(k) Plan,

Registration Statement (Form S-3 No. 333-133407, filed on April 19, 2006) of Extra Space Storage Inc.,

Registration Statement (Form S-3 No. 333-128988, filed on October 13, 2005) of Extra Space Storage Inc.,

Registration Statement (Form S-3 No. 333-128504, filed on September 22, 2005) of Extra Space Storage Inc., and

Registration Statement (Form S-8 No. 333-126742, filed on July 20, 2005) pertaining to the Extra Space Storage Inc. 2004 Non-Employee Directors’ Share Plan and the Extra Space Storage Inc. 2004 Long Term Incentive Compensation Plan,

of our reports dated March 2, 2015, with respect to the consolidated financial statements and schedule of Extra Space Storage Inc., and the effectiveness of internal control over financial reporting of Extra Space Storage Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Salt Lake City, Utah

March 2, 2015